AMENDMENT
                                     to the
                Employment Agreement executed September 16, 1999
                                     between
               William H. Spell and Eagle Pacific Industries, Inc.


         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is entered into effective as of this 15th day of December, 1999, by and between William H. Spell (the "Employee") and Eagle Pacific Industries, Inc. ("Eagle").


         WHEREAS, Employee and Eagle are parties to that certain Employment Agreement executed September 16, 1999 (the "Agreement").

         WHEREAS, the parties mutually desire to amend the Agreement effective December 15, 1999 to take into account the resolutions adopted by Eagle's Board of Directors at its special meeting on December 15, 1999.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

         1. Section 3.b Bonus of the Agreement shall be changed in its entirety to read as follows:

                  "The Employee and Eagle acknowledge that they are entering into this Agreement upon the consummation of Eagle's acquisition of Pacific Western Extruded Plastics Company ("PW Pipe"). Upon the consummation of the PW Pipe transaction, Eagle shall pay the Employee a transaction bonus equal to $175,000. During calendar year 1999, the Employee shall be entitled to participate in Level 1 of Eagle's Key Employee Bonus Plan, a summary of which is attached hereto as Exhibit
         A. Beginning calendar year 2000 and for the remainder of the term of this Agreement, the Employee shall be entitled to participate in Eagle's Performance Bonus Plan."

         2. Except as amended herein, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement effective as of the date first written above.

EAGLE PACIFICS INDUSTRIES, INC.


By:                                    /s/ William H. Spell
Its:                                   William H. Spell